SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Under Rule 14a-12

                         THE ADVISORS' INNER CIRCLE FUND
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
         5) Total fee paid:

--------------------------------------------------------------------------------


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

--------------------------------------------------------------------------------
         2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
         3) Filing Party:

--------------------------------------------------------------------------------

         4) Date Filed:


The following is a copy of a press release issued on December 14, 2006 on behalf of Synovus Investment Advisors, Inc., the investment adviser of the Synovus Large Cap Core Equity Fund, the Synovus Mid Cap Value Fund, the Synovus Intermediate-Term Bond Fund and the Synovus Georgia Municipal Bond Fund.

[SYNOVUS LOGO]                  NEWS RELEASE


For Immediate Release


Contact: Drew Klepchick                           Brian Vachon
         Executive Vice President, Synovus        Vice President, Communications
         Financial Corp                           National Life
         President and CEO, Synovus Financial     (802) 229 3882
         Management Services
         (678)731-6921


SYNOVUS ANNOUNCES AGREEMENT WITH SENTINEL ASSET MANAGEMENT

December 14, 2006, Columbus, GA and Montpelier, VT - Synovus (NYSE: SNV), the Columbus, Georgia-based diversified financial services company, today announced that it has agreed with Sentinel Asset Management, which manages one of America's oldest fund families, with respect to the reorganization of the Synovus Funds, which reorganization is subject to shareholder approval and other contingencies.

"The ability to partner with an outstanding asset management company like Sentinel is expected to enable us to elevate the level of trust and financial management services, and to focus on broadening the delivery platform of our wealth management services to the clients of Synovus and its 40 banks," said Drew Klepchick, Synovus Executive Vice President and President and CEO of Synovus Financial Management Services (FMS).

The transaction would include the reorganization of the four Synovus Funds, representing total assets under management of $475 million, into the Sentinel Funds. The largest fund is the Synovus Large Cap Core Equity Fund with $195 million in assets. The Synovus Intermediate-Term Bond Fund has $135 million, the Synovus Mid Cap Value Fund has $100 million, and the Synovus Georgia Municipal Bond Fund has $45 million in assets.

The reorganization is expected to occur in the first quarter of 2007, pending approval of the Synovus Fund shareholders.

"We are delighted at the opportunity to work with Synovus on this transaction," said Christian Thwaites, CEO of Sentinel Asset Management. "This is an exciting step in our development and growth and allows us to partner with a firm with an outstanding record in wealth management services".

ABOUT SENTINEL ASSET MANAGEMENT
Sentinel Asset Management is a member of the National Life Group and manages approximately $18 billion in mutual funds and institutional accounts. It is the advisor to the Sentinel Common Stock fund, one of the country's oldest mutual funds first offered in 1934. The company is headquartered in Montpelier, VT, with investment management offices in New York and San Francisco.

Cambridge International Partners, in New York, advised Sentinel Asset Management in the transaction.

ABOUT SYNOVUS
Synovus (NYSE: SNV) is a diversified financial services holding company with more than $31 billion in assets based in Columbus, GA. Synovus provides integrated financial services including banking, financial management, insurance, mortgage and leasing services through 40 banks and other Synovus offices in Georgia, Alabama, South Carolina, Florida and Tennessee; and electronic payment processing through an 81-percent stake in TSYS (NYSE: TSS), one of the world's largest companies for outsourced payment services. FORTUNE magazine has named Synovus one of "The 100 Best Companies to Work For" in America, and has recognized Synovus in its Hall of Fame for consecutive appearances on the list since its inception in 1998. In 2005, Synovus also appeared on "America's Most Admired Companies" list. See Synovus on the web at www.synovus.com.

For more complete information about the Synovus Funds, please call 1-866-330-1111. For more complete information about the Sentinel Funds, please visit www.sentinelfunds.com. You should consider a fund's investment objectives, risks, charges and expenses carefully before you invest. Information about these and other important subjects is in the funds' prospectuses, which you should read carefully before investing.

Past performance is no guarantee of future results. Mutual funds are subject to risks and fluctuate in value. SEI Investments Distribution Co. is the distributor of Synovus Funds. Sentinel Financial Services Company is the distributor of Sentinel Funds.

This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding Synovus' expectation that the transaction will allow Synovus to elevate the level of trust and financial management services, and to focus on broadening the delivery platform of its wealth management services and Synovus' expectation that the transaction will take place in the first quarter of 2007. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

Please note that this is not intended to be a solicitation for proxy. The Sentinel Funds will file a related Proxy Statement/Prospectus with the Securities and Exchange Commission ("SEC"). All shareholders are advised to read the Proxy Statement/Prospectus in its entirety when it becomes available, because it will contain important information regarding the proposed reorganizations and related matters, the person soliciting proxies in connection with the proposals and the interests of these persons in the proposals. The Proxy Statement/Prospectus will be mailed to record date shareholders after it is effective. Shareholders may obtain a free copy of the Proxy Statement/Prospectus and other documents filed with the SEC at the SEC's website at www.sec.gov. In addition to the Proxy Statement/Prospectus, the Synovus Funds and Sentinel Funds file annual, quarterly and special reports and other information with the SEC. You may read and copy such filings at the SEC's Public Reference Rooms at 100 F. Street, N.E., Washington, D.C. 20549 and at the SEC's regional offices in New York at 233 Broadway, New York, New York 10279 and in Chicago At 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604. These SEC filings are also available on the SEC's website at www.sec.gov.

The Synovus Funds' Trustees are expected to solicit proxies from the Synovus Fund shareholders in favor of the proposals. Any direct or indirect interest of the participants in the solicitation will be described in the Proxy Statement/Prospectus.